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                                                                      Exhibit 99

AETNA MEDIA CONTACT:                                   NYLCARE MEDIA CONTACT
Joyce Oberdorf                                         Bill Werfelman
(860) 273-7392                                         (212) 576-5385

AETNA INVESTOR CONTACT:
Robyn Walsh
(860) 273-6184



               AETNA TO ACQUIRE NYLCARE FOR $1.05 BILLION IN CASH

HARTFORD, CT AND NEW YORK, MARCH 16, 1998 - Aetna (NYSE: AET) and New York Life Insurance Company announced today that they have entered into definitive agreements for Aetna to acquire the NYLCare Health Plans business, the health care subsidiary of New York Life Insurance Company, for $1.05 billion in cash and potential additional payments contingent upon future performance.

The transaction, which is expected to be financed with fixed income securities, has been approved by the Boards of both companies and is expected to be completed in the third quarter of 1998. It is subject to approval by federal antitrust and state regulators, and other customary closing conditions. In addition to the cash purchase price, payments totaling up to $300 million may be made beginning in the year 2000, to the extent that pre-determined earnings and membership objectives are achieved.

"The NYLCare acquisition represents another important step in our strategy of continuing to grow our health business, and it meets all of our previously stated criteria for acquisitions," said Richard L. Huber, Chairman and Chief Executive Officer of Aetna. "NYLCare is a well-managed organization with an excellent reputation for quality products and offers us increased membership in growth markets such as Texas and the Maryland/D.C./Virginia area at an attractive price. We are projecting the transaction to begin to be accretive to earnings
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                                    - more -


approximately 12 months from closing and expect to achieve approximately $45 to $55 million after tax in synergies beginning then."

"For us, this sale allows New York Life to focus on its own growth strategy in building on our core strengths in the domestic life insurance and annuity businesses, expand our portfolio of proprietary mutual funds in our asset management business, and project those life insurance, annuity and asset management strengths into high-growth international markets," said Sy Sternberg, Chairman, President and CEO of New York Life.

"In considering this transaction, we searched for a leading company in this field that could provide the best potential for success for the enterprise and that's what Aetna provides. This sale is a great opportunity for Aetna U.S. Healthcare since it adds to its leadership position," Sternberg said.

Included in the transaction are NYLCare Health Plans' HMO, POS, PPO and indemnity health lines as well as its group life and disability businesses, but not the Avanti physician practice management company. The acquisition would add approximately 2.2 million health members to Aetna U.S. Healthcare's membership base. NYLCare is the leading managed care provider in Texas with approximately 630,000 HMO members, and is one of the top three managed care companies in the Maryland/D.C./Virginia market, with approximately 470,000 members. The acquisition of NYLCare also increases membership in other attractive markets, including New York and New Jersey, North Carolina and South Carolina, Illinois and Washington State. With this acquisition, Aetna U.S. Healthcare would have
15.9 million health members, including 6.2 million HMO members.

                                    - more -
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"The combination of NYLCare with Aetna U.S. Healthcare is an excellent strategic fit. Together, we will be able to offer our customers - which include many of the leading employers throughout the nation - flexibility in product offerings, as well as access to larger provider networks over a broader service area," Huber said.

"Both of our companies will be working in concert to make this a very smooth transition for clients, patients, physicians and providers, as well as NYLCare employees," Sternberg said. "We want to safeguard all of the key relationships of the company while we move it into Aetna U.S. Healthcare when the transaction is completed. For all of us, it is business as usual with an emphasis on providing great service."

"Our ability to maintain quality service while we integrate NYLCare into Aetna U.S. Healthcare's operations is of critical importance," Huber said. "We already have plans for integration based on a market-by-market approach, and we intend to proceed on a gradual, paced timetable. By integrating the smaller, more easily absorbed markets first, and continuing to run parallel systems in the larger markets in the interim, we intend to minimize the potential for service disruption and substantially complete the integration by the end of the year 2000.

"In addition, NYLCare has many talented people throughout the organization, and we hope to draw upon them to increase our management strength. While some jobs will be affected, we plan to rely as much as possible on attrition and growth in our business as we streamline operations over the course of the integration period," Huber said.
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                                     -more-


New York Life will retain its interest in Express Scripts, Inc. (NASDAQ: ESRX), a St. Louis-based pharmacy benefits management company with $1.2 billion 1997 revenues. Aetna U.S. Healthcare has agreed to continue NYLCare's existing business relationship with Express Scripts under similar terms for the duration of the current contract period (December 31,1999), Express Scripts will continue to provide pharmacy benefit management and infusion therapy services to members of NYLCare's HMOs under new terms through December 31, 2003.
About 17 percent of Express Scripts' current sales are to NYLCare.

Aetna is a leading provider of health and retirement benefit plans and financial services, with three core businesses: Aetna U.S. Healthcare, Aetna Retirement Services and Aetna International. Aetna provides nearly 30 million people worldwide with quality products, services and information that help them manage what matters most: their health and financial well-being. Aetna's Web site address is www.aetna.com.

NYLCare was formed in 1996 with the merger of New York Life's group indemnity insurance business and its Sanus health maintenance organization, which had been acquired by New York Life in 1987. NYLCare had more than $3.1 billion in revenues in 1997.

New York Life Insurance Company, a Fortune 100 company, is one of the largest insurance companies in the United States and the world. Founded in 1845 and headquartered in New York City, New York Life and its affiliates offer traditional life and group insurance and annuities. On the investment side, New York Life and its affiliates provide institutional asset management and trust services, and through a subsidiary, NYLIFE Distributors, Inc., provide an array of securities
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products and services such as institutional and retail mutual funds, including 401(k) products. New York Life's Web site address is www.newyorklife.com.



                                      # # #
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CAUTIONARY STATEMENT - Certain information in this press release is forward looking including, but not limited to, statements concerning the projected estimated earnings impact of the proposed acquisition on Aetna, potential synergies and cost savings that may result from the acquisition, the expected timing of the closing of the acquisition, and amounts potentially payable under the earnout. That information is based on management's estimates, assumptions and projections and is subject to significant uncertainties, many of which are beyond the control of the company. Important risk factors that could cause Aetna's actual future results to differ materially from those currently estimated by management include, but are not limited to, the ability to successfully close and integrate the NYLCare transaction on a timely basis and in a cost-efficient manner, adverse government regulation (particularly in key markets where NYLCare operates), unanticipated increases in medical costs resulting from changes in contracting or recontracting with providers, and changes in membership in key markets following the transaction. Also, the amounts potentially payable under the earnout are contingent upon a number of factors, and no assurances can be made that the payments will be made or received by the respective parties. For a discussion of these and other important risk factors that may materially affect the forward-looking statements herein, please see the risk factors contained in Aetna's 1997 Annual Report on Form 10-K filed with the Securities and Exchange Commission and 1997 Annual Report to Shareholders, which risk factors are incorporated herein by reference. This press release does not constitute an offer or solicitation of an offer to purchase Aetna securities.